Praxair, Inc. and Subsidiaries
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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-40003, 333-18141, 333-304, 33-93444, and
33-48480) and in the Registration Statement on Form S-8 (Nos. 333-18111, 333-18113, 33-92868, 33-87274, 33-48479, and 33-48478) of Praxair, Inc. of our
report dated February 8, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Stamford, Connecticut
March 15, 2000